Exhibit 99.1

FirstEnergy Corp.	For Release: March 23, 2010
76 South Main Street
Akron, Ohio 44308
www.firstenergycorp.com

News Media Contact:	Investor Contact:
Ellen Raines	Ron Seeholzer
(330) 384-5808	(330) 384-5415

FIRSTENERGY OHIO UTILITIES FILE STIPULATED
ELECTRIC SECURITY PLAN
Proposal Offers Long-term Rate Stability,
Support for Economic Development, Jobs and Infrastructure Investments

Akron, Ohio – Ohio Edison, The Cleveland Electric Illuminating Company and Toledo Edison, utility companies of Akron, Ohio-based FirstEnergy Corp. (NYSE: FE), today filed a stipulated Electric Security Plan (ESP) with the Public Utilities Commission of Ohio (PUCO).  The stipulated ESP has the support of a broad and diverse number of parties, including the PUCO Staff, the Ohio Schools Council, the City of Cleveland, Ohio Partners for Affordable Energy, hospitals, manufacturers and competitive electricity suppliers.

“We appreciate the efforts of the signatory parties to reach an agreement that will provide rate stability for customers, support jobs and economic development in our communities, and encourage continued investment in our utility infrastructure,” said Anthony J. Alexander, president and chief executive officer of FirstEnergy.  “This proposal also supports the continued development of the competitive electricity marketplace in Ohio and provides support for low-income customers and energy efficiency enhancements.”

Under the plan, which would cover the period of June 1, 2011, through May 31, 2014, a competitive bidding process (CBP) would be used to establish generation supply and pricing for customers who do not choose alternative suppliers.  The CBP would use a descending-clock format similar to the successful process used by the companies in May 2009.  There would be four separate bidding sessions – one each in July 2010, October 2010, July 2011 and July 2012 – combining different contract lengths and customer load amounts.

The plan also calls for base distribution rates to remain in place and provides for the utilities to recover necessary investments made in the delivery system.  Recovery of these costs would replace the existing Delivery Service Improvement rider, which ends December 31, 2011.

In addition, the companies would provide $3 million for economic development and jobs support in their service territories, $1.5 million for low-income customer assistance programs and $15 million for a continuation of the Community Connections program.  Also, customers who are part of the Percentage of Income Payment Plan (PIPP) would receive a 6 percent discount on the generation portion of their bills, based on the results of the CBP.

The plan also outlines support for energy efficiency – including arrangements with large customers to help the utilities cost-effectively meet state mandates for reducing usage and peak demand – and resolves certain issues related to funding for implementation of a smart grid pilot program that was part of a federal stimulus grant last year.

Under the plan, the companies would not recover from customers certain costs related to the integration of American Transmission Systems, Inc. into PJM Interconnection, L.L.C.

In addition to the Staff of the PUCO, the Ohio Schools Council, the City of Cleveland and Ohio Partners for Affordable Energy, the stipulated ESP has the support of the Ohio Hospital Association; Association of Independent Colleges and Universities of Ohio; Industrial Energy Users – Ohio; The Ohio Manufacturers’ Association; Ohio Energy Group; Nucor Steel Marion, Inc.; Material Sciences Corporation; Constellation Energy Commodities Group, Inc.; Constellation NewEnergy, Inc.; Morgan Stanley Capital Group, Inc.; and FirstEnergy Solutions.

In order to begin the CBP in July, the companies have requested that the PUCO rule on the stipulated ESP on an expedited basis.

FirstEnergy is a diversified energy company headquartered in Akron, Ohio.  Its subsidiaries and affiliates are involved in the generation, transmission and distribution of electricity, as well as energy management and other energy-related services.  Its seven electric utility operating companies comprise the nation’s fifth largest investor-owned electric system, based on 4.5 million customers served, within a 36,100-square-mile area of Ohio, Pennsylvania and New Jersey; and its generation subsidiaries control more than 14,000 megawatts of capacity.

Forward-Looking Statements: This news release includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms "anticipate," "potential," "expect," "believe," "estimate" and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Actual results may differ materially due to the speed and nature of increased competition in the electric utility industry and legislative and regulatory changes affecting how generation rates will be determined following the expiration of existing rate plans in Pennsylvania, the impact of the regulatory process on the pending matters in Ohio, Pennsylvania and New Jersey, business and regulatory impacts from American Transmission Systems, Incorporated's realignment into PJM Interconnection, L.L.C., economic or weather conditions affecting future sales and margins, changes in markets for energy services, changing energy and commodity market prices and availability, replacement power costs being higher than anticipated or inadequately hedged, the continued ability of FirstEnergy's regulated utilities to collect transition and other charges or to recover increased transmission costs, operating and maintenance costs being higher than anticipated, other legislative and regulatory changes, revised environmental requirements, including possible greenhouse gas emission regulations, the potential impacts of the U.S. Court of Appeals' July 11, 2008 decision requiring revisions to the Clean Air Interstate Rules and the scope of any laws, rules or regulations that may ultimately take their place, the uncertainty of the timing and amounts of the capital expenditures needed to, among other things, implement the Air Quality Compliance Plan (including that such amounts could be higher than anticipated or that certain generating units may need to be shut down) or levels of emission reductions related to the Consent Decree resolving the New Source Review litigation or other similar potential regulatory initiatives or actions, adverse regulatory or legal decisions and outcomes (including, but not limited to, the revocation of necessary licenses or operating permits and oversight) by the Nuclear Regulatory Commission, Metropolitan Edison Company's and Pennsylvania Electric Company's transmission service charge filings with the Pennsylvania Public Utility Commission, the continuing availability of generating units and their ability to operate at or near full capacity, the ability to comply with applicable state and federal reliability standards, the ability to accomplish or realize anticipated benefits from strategic goals (including employee workforce initiatives), the ability to improve electric commodity margins and to experience growth in the distribution business, the changing market conditions that could affect the value of assets held in FirstEnergy's nuclear decommissioning trusts, pension trusts and other trust funds, and cause it to make additional contributions sooner, or in an amount that is larger than currently anticipated, the ability to access the public securities and other capital and credit markets in accordance with FirstEnergy's financing plan and the cost of such capital, changes in general economic conditions affecting the company, the state of the capital and credit markets affecting the company, interest rates and any actions taken by credit rating agencies that could negatively affect FirstEnergy's access to financing or its costs or increase its requirements to post additional collateral to support outstanding commodity positions, letters of credit and other financial guarantees, the continuing decline of the national and regional economy and its impact on the company's major industrial and commercial customers, issues concerning the soundness of financial institutions and counterparties with which FirstEnergy does business, the expected timing and likelihood of completion of the proposed merger with Allegheny Energy, Inc., including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed merger that could reduce anticipated benefits or cause the parties to abandon the merger, the diversion of management's time and attention from our ongoing business during this time period, the ability to maintain relationships with customers, employees or suppliers as well as the ability to successfully integrate the businesses and realize cost savings and any other synergies and the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect and the risks and other factors discussed from time to time in its Securities and Exchange Commission filings, and other similar factors. The foregoing review of factors should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy's business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy expressly disclaims any current intention to update any forward-looking statements contained herein as a result of new information, future events, or otherwise.

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